CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

EXHIBIT 10.29

SECURITY AGREEMENT (SECURITIES ACCOUNT)

This SECURITY AGREEMENT (SECURITIES ACCOUNT), dated as of April 21, 2023 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), is made by and among ARCTURUS THERAPEUTICS, INC., a Delaware corporation (“Grantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Secured Party”).

WHEREAS, on the date hereof, the Secured Party has made available revolving advances to Grantor in an aggregate unpaid principal amount not exceeding $50,000,000 (the “Loan”), evidenced by that certain Credit Agreement of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”, capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings assigned to such terms in the Credit Agreement) made by Grantor and payable to the order of the Secured Party;

WHEREAS, this Agreement is given by Grantor in favor of the Secured Party to secure the payment and performance of all the Secured Obligations (as defined below); and

WHEREAS, it is a condition to the obligations of the Secured Party to make revolving advances under the Credit Agreement that Grantor execute and deliver this Agreement.

NOW THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. GRANT OF SECURITY INTEREST. For valuable consideration, Grantor hereby grants and transfers to the Secured Party, to secure the payment and performance in full of all of the Secured Obligations, a security interest in (a) Grantor’s account no. [***], maintained at Wells Fargo Securities, LLC, any sub-account thereunder or consolidated therewith, all replacements or substitutions thereof, including any account resulting from a renumbering or other administrative re-identification thereof (such accounts each and collectively being, the "Securities Account,” and the parties at which any such account is maintained each and collectively being, the “Intermediary”), (b) all financial assets credited to the Securities Account, (c) all security entitlements with respect to the financial assets credited to the

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Securities Account, and (d) any and all other investment property, assets or cash maintained or recorded in the Securities Account (with all the foregoing defined as "Collateral"), together with whatever is receivable or received when any of the Collateral or proceeds thereof are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, (i) all rights to payment, including returned premiums, with respect to any insurance relating to any of the foregoing, (ii) all rights to payment with respect to any claim or cause of action affecting or relating to any of the foregoing, and (iii) all stock rights, rights to subscribe, stock splits, liquidating dividends, cash dividends, dividends paid in stock, new securities or other property of any kind which Grantor is or may hereafter be entitled to receive on account of any securities pledged hereunder, including without limitation, stock received by Grantor due to stock splits or dividends paid in stock or sums paid upon or in respect of any securities pledged hereunder upon the liquidation or dissolution of the issuer thereof (hereinafter called "Proceeds"), but excluding from such Collateral and Proceeds all common trust funds of Secured Party governed by 12 CFR 9.18 now or hereafter maintained in the Securities Account. Except as otherwise expressly permitted herein, in the event Grantor receives any such Proceeds, Grantor will hold the same in trust on behalf of and for the benefit of Secured Party and will promptly deliver all such Proceeds to Secured Party in the exact form received, with the endorsement of Grantor if necessary and/or appropriate undated stock powers duly executed in blank, to be held by Secured Party as part of the Collateral, subject to all terms hereof. As used herein, the terms "security entitlement," "financial asset" and "investment property" shall have the respective meanings set forth in the Uniform Commercial Code or the Business and Commerce Code of the jurisdiction identified in Section 22 below.

2. OBLIGATIONS SECURED. The obligations secured hereby are the payment and performance of: (a) all present and future Indebtedness of Grantor to Secured Party arising under or in connection with the line of credit granted by Secured Party to Grantor and evidenced by that certain Revolving Line of Credit Note, dated April 21, 2023, in the principal amount of $50,000,000.00, including any Reimbursement Obligations (as defined below) related to any subfeature under the line of credit and any interest rate swap related thereto or entered into in connection therewith, and all extensions, renewals or modifications thereof and restatements or substitutions therefor, including modifications that increase the amount thereof; (b) all obligations of Grantor and rights of Secured Party under this Agreement and (c) all other Obligations (as such term is is defined in the Credit Agreement) (collectively, the “Secured Obligations”). For the avoidance of doubt, and notwithstanding anything herein or in any other agreement between Grantor and Secured Party to the contrary, the statement herein that Reimbursement Obligations are specifically included in the Indebtedness secured hereby, shall be sufficient to satisfy a requirement in any Reimbursement Agreement executed by Grantor and delivered to Secured Party stating that for such letter of credit or acceptance or similar product obligations to be secured, they must be specifically described.

As used in this Agreement:

(A) The word "Indebtedness" has the meaning assigned to such term under the Credit Agreement.

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(B) “Reimbursement Agreement” means a credit agreement, letter of credit agreement, acceptance agreement, open account processing agreement or similar document or agreement governing the reimbursement terms and obligations related to letters of credit, banker’s acceptances, open account processing, trade acceptances, discounting, documentary collections or similar or related products or transactions.

(C) “Reimbursement Obligations” means, any Indebtedness arising directly or indirectly in connection with any trade finance products and services, including but not limited to the following: letters of credit, banker’s acceptances, open account processing, trade acceptances, discounting, documentary collections or similar or related products or transactions, including, for the avoidance of doubt, any such obligations arising under any related Reimbursement Agreement.

3. EXCLUSIONS FROM COLLATERAL. Secured Party may, in its sole discretion and at any time upon written notice to Grantor, release Secured Party’s security interest in any WF Securities in the Collateral or Proceeds and exclude WF Securities from the determination of any value requirements to which the Collateral is subject hereunder. Such release, if any, shall not relieve Grantor from the obligation to satisfy any value requirements herein. As used herein, “WF Securities” means stock, securities, or obligations of Wells Fargo & Company or any affiliate thereof (as the term affiliate is defined in Section 23A of the Federal Reserve Act (12 USC § 371(c), as amended from time to time).

4. COLLATERAL VALUE PROVISIONS.

(a)
Collateral Value Requirements. The Margin Value of the Collateral shall at all times be equal to or exceed $50,000,000. The Fair Market Value of the Collateral shall at all times be equal to or exceed $55,000,000. Whenever applicable, the credit limits of Regulation U of the Federal Reserve Board (12 U.S.C. § 221 et seq.) shall also be satisfied as prescribed therein. See Section 6 below for the definition of “Margin Value” and related definitions.

(b)
Maintenance of Value. In the event the Margin Value of the Collateral, for any reason and at any time, is less than the required amount, Grantor shall, within three (3) business days, take all remedial action necessary to restore the Margin Value of the Collateral to the required amount. Remedial action may include the following in any combination or amount: (i) delivery of additional Collateral acceptable to Secured Party; (ii) replacement of assets providing little or no support to value requirements with assets providing greater support; and/or (iii) payoff of the Indebtedness (or if applicable, reduction thereof).

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(c)
Breach of Value Requirements. Secured Party is not obligated to permit an advance when value requirements are not met or if permitted would not be met. Failure to timely meet value requirements is an Event of Default and allows Secured Party, in its sole discretion, to accelerate the Indebtedness secured hereby and exercise its rights and remedies hereunder.

(d)
Excess Collateral. Unless an Event of Default has occurred and is continuing, Collateral in excess of the value requirements is available for withdrawal at Grantor’s request to Secured Party, free and clear of Secured Party’s security interest therein. Secured Party shall be afforded such reasonable time, information and cooperation as may be necessary to accommodate Grantor requests for withdrawal of excess Collateral. Under no circumstances shall any Intermediary be authorized to release Collateral, or allow withdrawals of excess Collateral, without the express written consent of Secured Party.

(e)
Rule 144/145 Collateral. Grantor shall not sell or otherwise transfer shares of securities of the issuer of any Collateral that may be subject to the provisions of SEC Rule 144 or 145 without Secured Party’s prior written consent, which consent shall be given in Secured Party’s sole discretion.

5. TRADING PROHIBITED. So long as no Event of Default has occurred and in continuing, and provided all value requirements would continue to be met, Grantor, or any party authorized by Grantor to act with respect to the Securities Account, may receive payments of interest and/or cash dividends earned on Collateral in the Securities Account. Without Secured Party's prior written consent, except as permitted by the preceding sentence or paragraph 4(d), neither Grantor nor any party other than Secured Party may (a) withdraw or receive any distribution of any Collateral from the Securities Account, or (b) trade Collateral in the Securities Account.

6. DEFINITIONS RELATED TO MARGIN VALUE. As used herein:

"Fair Market Value" or “FMV” means, as to any Collateral that is uncertificated, the per share or per unit closing sale price quoted or reported at the close of the immediately preceding business day in the Securities Account, and, as to any Collateral that is certificated, the per share or per unit closing sale price quoted or reported at the close of the immediately preceding business day were such share or unit held in uncertificated form in a securities account at Wells Fargo Clearing Services, LLC, trading as Wells Fargo Advisors (or in either case if not available, such other customary publication of securities closing sale prices as Secured Party may reasonably elect to reference) multiplied by the number of shares or units of like Collateral. The aggregate Fair Market Value of the Collateral is the total of all such Fair Market Values so determined plus the amount of cash Collateral. If Fair Market Value cannot be determined by the foregoing procedure, then Fair Market Value shall be determined by the Secured Party, in its sole discretion, by reference to the notional amount of such assets or to public information and procedures

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that may otherwise then be available. All cash and other value references are to currency denominated in dollars of the United States of America.

“FDIC Institutional Insured Liquid Deposits” means readily available deposits held at other United States financial institutions registered with the FDIC.

“Margin Value” means the Fair Market Value of the Collateral multiplied by the applicable percentage in the following table for each type of eligible Collateral held in the Securities Account at the time of computation, with the eligibility and classification of any particular Collateral determined in good faith by Secured Party in its sole discretion; provided however, that subject to all other provisions regarding the eligibility of Collateral to satisfy value requirements, Collateral subject to assignment, pledge or similar consent requirements of third parties is not eligible to satisfy value requirements until such consents satisfactory to Secured Party have been executed and delivered to Secured Party:

Collateral Type Percentage of Fair Market Value

Cash	[***]
US Government Money Market Funds	[***]
FDIC Institutional Insured Liquid Deposits	[***]
All Other Types of Collateral	[***]

“US Government Money Market Funds” means readily available investments in AAA-rated money market funds that invest solely in United States government securities.

7. TERMINATION; RELEASE. On the date on which all Secured Obligations have been paid and performed in full, the Secured Party will, at the request and sole expense of Grantor, (a) duly assign, transfer and deliver to or at the direction of Grantor (without recourse and without any representation or warranty) such Collateral as may then remain in the possession of the Secured Party, together with any monies at the time held by the Secured Party hereunder, and (b) execute and deliver to Grantor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement.

8. OBLIGATIONS OF SECURED PARTY. Secured Party has no obligation to make any loans hereunder. Any money received by Secured Party in respect of the Collateral may be deposited, at Secured Party's option, into a non-interest bearing account over which Grantor shall have no control, and

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the same shall, for all purposes, be deemed Collateral hereunder. Secured Party shall not be required to apply such money to the Indebtedness or other obligations secured hereby or to remit such money to Grantor or to any other party until the full payment of all Indebtedness of Grantor to Secured Party, and the termination of all commitments of Secured Party to extend credit to Grantor. Secured Party shall have no duty to take any steps necessary to preserve the rights of Grantor against prior parties, or to initiate any action to protect against the possibility of a decline in the market value of the Collateral or Proceeds. Secured Party shall not be obligated to take any action with respect to the Collateral or Proceeds requested by Grantor unless such request is made in writing and Secured Party determines, in its sole discretion, that the requested action would not unreasonably jeopardize the value of the Collateral and Proceeds as security for the Indebtedness.

9. REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants to Secured Party that: (a) Grantor's legal name is exactly as set forth on the first page of this Agreement, and all of Grantor's organizational documents or agreements delivered to Secured Party are complete and accurate in every respect; (b) Grantor is the owner of the Collateral and Proceeds; (c) Grantor has the exclusive right to grant a security interest in the Collateral and Proceeds; (d) all Collateral and Proceeds are genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except the lien created hereby or as otherwise agreed to by Secured Party, or heretofore disclosed by Grantor to Secured Party, in writing; (e) all statements contained herein and, where applicable, in the Collateral, are true and complete in all material respects; (f) no financing statement or control agreement covering any of the Collateral or Proceeds, and naming any secured party other than Secured Party, exists or is on file in any public office or remains in effect; (g) no person or entity, other than Grantor, Secured Party and Intermediary, has any interest in or control over the Collateral; and (h) specifically with respect to Collateral and Proceeds consisting of investment securities, instruments, chattel paper, documents, contracts, insurance policies or any like property, (i) all persons appearing to be obligated thereon have authority and capacity to contract and are bound as they appear to be, and (ii) the same comply with applicable laws concerning form, content and manner of preparation and execution.

10. COVENANTS OF GRANTOR.

(a) Grantor agrees in general: (i) to permit Secured Party to exercise its powers; (ii) to execute and deliver such documents as Secured Party deems necessary to create, perfect and continue the security interests contemplated hereby; (iii) not to change its name, and as applicable, its chief executive office, its principal residence or the jurisdiction in which it is organized and/or registered without giving Secured Party prior written notice thereof; (iv) not to change the places where Grantor keeps any Collateral or Grantor's records concerning the Collateral and Proceeds without giving Secured Party prior written notice of the address to which Grantor is moving same; and (v) to cooperate with Secured Party in perfecting all security interests granted herein and in obtaining such agreements from third parties as

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Secured Party deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder.

(b) Grantor agrees with regard to the Collateral and Proceeds, unless Secured Party agrees otherwise in writing: (i) that Secured Party is authorized to file financing statements in the name of Grantor to perfect Secured Party's security interest in Collateral and Proceeds; (ii) not to permit any security interest in or lien on the Collateral or Proceeds, except in favor of Secured Party and except liens in favor of Intermediary to the extent expressly permitted by Secured Party in writing; (iii) not to hypothecate (including, by illustration, by merger, conversion or division), or permit the transfer by operation of law of any of the Collateral or Proceeds or any interest therein; (iv) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Collateral and Proceeds, and to permit Secured Party to inspect the same and make copies thereof pursuant to the terms of the Credit Agreement; (v) if requested in writing by Secured Party, to receive and use reasonable diligence to collect Proceeds, in trust and as the property of Secured Party, and to immediately endorse as appropriate and deliver such Proceeds to Secured Party daily in the exact form in which they are received together with a collection report in form satisfactory to Secured Party; (vi) in the event Secured Party elects to receive payments of Proceeds hereunder, to pay all expenses incurred by Secured Party in connection therewith, including expenses of accounting, correspondence, collection efforts, filing, recording, record keeping and expenses incidental thereto; (vii) to provide any service and do any other acts which may be necessary to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims; and (viii) if the Collateral or Proceeds consists of securities and so long as no Event of Default exists, to vote said securities and to give consents, waivers and ratifications with respect thereto, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would impair Secured Party's interests in the Collateral and Proceeds or be inconsistent with or violate any provisions of this Agreement. Grantor further agrees that any party now or at any time hereafter authorized by Grantor to advise or otherwise act with respect to the Securities Account shall be subject to all terms and conditions contained herein and in any control, custodial or other similar agreement at any time in effect among Secured Party, Grantor and Intermediary relating to the Collateral.

11. POWERS OF SECURED PARTY. Grantor appoints Secured Party its true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time during the continuance of an Event of Default by Secured Party's officers and employees, or any of them: (a) to perform any obligation of Grantor hereunder in Grantor's name or otherwise; (b) to notify any person obligated on any security, instrument or other document subject to this Agreement of Secured Party's rights hereunder; (c) to collect by legal proceedings or otherwise all dividends, interest, principal or other sums now or hereafter payable upon or on account of the Collateral or Proceeds; (d) to enter into any extension, modification, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral or Proceeds, and in connection therewith to deposit or surrender control of the Collateral and Proceeds, to accept other property in exchange for the Collateral and Proceeds, and to do and perform such acts and things as Secured Party may deem proper, with any money or property received in exchange for the

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Collateral or Proceeds, at Secured Party's option, to be applied to the Indebtedness or held by Secured Party under this Agreement; (e) to make any compromise or settlement Secured Party deems desirable or proper in respect of the Collateral and Proceeds; (f) to insure, process and preserve the Collateral and Proceeds; (g) to exercise all rights, powers and remedies which Grantor would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; and (h) to do all acts and things and execute all documents in the name of Grantor or otherwise, deemed by Secured Party as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder. To effect the purposes of this Agreement or otherwise upon instructions of Grantor, or any of them, Secured Party may cause any Collateral and/or Proceeds to be transferred to Secured Party's name or the name of Secured Party's nominee. If an Event of Default has occurred and is continuing, any or all Collateral and/or Proceeds consisting of securities may be registered, without notice, in the name of Secured Party or its nominee, and thereafter Secured Party or its nominee may exercise, without notice, all voting and corporate rights at any meeting of the shareholders of the issuer thereof, any and all rights of conversion, exchange or subscription, or any other rights, privileges or options pertaining to such Collateral and/or Proceeds, all as if it were the absolute owner thereof. The foregoing shall include, without limitation, the right of Secured Party or its nominee to exchange, at its discretion, any and all Collateral and/or Proceeds upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by the issuer thereof or Secured Party of any right, privilege or option pertaining to any shares of the Collateral and/or Proceeds, and in connection therewith, the right to deposit and deliver any and all of the Collateral and/or Proceeds with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Secured Party may determine. All of the foregoing rights, privileges or options may be exercised without liability on the part of Secured Party or its nominee except to account for property actually received by Secured Party. Secured Party shall have no duty to exercise any of the foregoing, or any other rights, privileges or options with respect to the Collateral or Proceeds and shall not be responsible for any failure to do so or delay in so doing.

12. PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS. Grantor agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral and Proceeds, and upon the failure of Grantor to do so, Secured Party at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by Secured Party shall be obligations of Grantor to Secured Party, due and payable immediately upon demand, and at Secured Party’s option and subject to any restrictions under applicable law pertaining to usury, together with interest at a rate determined in accordance with the provisions of this Agreement, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.

13. RESERVED.

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14. REMEDIES. Upon the occurrence of any Event of Default, Secured Party shall have all rights, powers, privileges and remedies granted to a secured party upon default under the Uniform Commercial Code or the Business and Commerce Code of the jurisdiction identified in Section 22 below or otherwise provided by law, including without limitation, the right (a) to contact all persons obligated to Grantor on any Collateral or Proceeds and to instruct such persons to deliver all Collateral and/or Proceeds directly to Secured Party, and (b) to sell, lease, license or otherwise dispose of any or all Collateral. In addition to any other remedies set forth in this Agreement, Grantor authorizes Secured Party to engage in “electronic self-help” as defined in and in accordance with applicable law. All rights, powers, privileges and remedies of Secured Party shall be cumulative. No delay, failure or discontinuance of Secured Party in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Secured Party of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. It is agreed that public or private sales or other dispositions, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auctions, are all commercially reasonable since differences in the prices generally realized in the different kinds of dispositions are ordinarily offset by the differences in the costs and credit risks of such dispositions. While an Event of Default exists: (a) Grantor will not dispose of any Collateral or Proceeds except on terms approved by Secured Party; (b) Secured Party may appropriate the Collateral and apply all Proceeds toward repayment of the Indebtedness secured hereby in such order of application as Secured Party may from time to time elect; (c) Secured Party may, at any time, liquidate any time deposits pledged to Secured Party hereunder and apply the proceeds thereof to payment of the Indebtedness secured, whether or not said time deposits have matured and notwithstanding the fact that such liquidation may give rise to penalties for early withdrawal of funds, (d) Secured Party may take any action with respect to the Collateral contemplated by any control, custodial or other similar agreement then in effect among Secured Party, Grantor and Intermediary; and (e) at Secured Party's request, Grantor will assemble and deliver all books and records pertaining to the Collateral or Proceeds to Secured Party at a reasonably convenient place designated by Secured Party. For any Collateral or Proceeds consisting of securities, Secured Party shall have no obligation to delay a disposition of any portion thereof for the period of time necessary to permit the issuer thereof to register such securities for public sale under any applicable state or Federal law, even if the issuer thereof would agree to do so. Grantor further agrees that Secured Party shall have no obligation to process or prepare any Collateral for sale or other disposition.

15. DISPOSITION OF COLLATERAL AND PROCEEDS; TRANSFER OF INDEBTEDNESS. In disposing of Collateral hereunder, Secured Party may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any disposition of any Collateral or Proceeds, or any part thereof, may be applied by Secured Party to the payment of expenses incurred by Secured Party in connection with the foregoing, including reasonable attorneys' fees, and the balance of such proceeds may be applied by Secured Party toward the payment of the Indebtedness secured hereby in such order of application as Secured Party may from time to time elect. Upon the transfer of all or any part of the Indebtedness secured hereby,

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Secured Party may transfer all or any part of the Collateral or Proceeds and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Secured Party hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred, Secured Party shall retain all rights, powers, privileges and remedies herein given.

16. STATUTE OF LIMITATIONS. Until all Indebtedness secured hereby shall have been paid in full and all commitments by Secured Party to extend credit to Grantor have been terminated, the power of sale or other disposition and all other rights, powers, privileges and remedies granted to Secured Party hereunder shall, to the extent permitted by law, continue to exist and may be exercised by Secured Party at any time and from time to time irrespective of the fact that the Indebtedness secured hereby or any part thereof may have become barred by any statute of limitations, or that the personal liability of Grantor may have ceased, unless such liability shall have ceased due to the payment in full of all Indebtedness secured hereby.

17. MISCELLANEOUS. Grantor hereby waives any right to require Secured Party to (i) proceed against Grantor or any other person, (ii) marshal assets or proceed against or exhaust any security from Grantor or any other person, (iii) perform any obligation of Grantor with respect to any Collateral or Proceeds, and (iv) make any presentment or demand, or give any notices of any kind, including without limitation, any notice of nonpayment or nonperformance, protest, notice of protest, notice of dishonor, notice of intention to accelerate or notice of acceleration hereunder or in connection with any Collateral or Proceeds. Grantor further waives any right to direct the application of payments or security for any Indebtedness of Grantor or indebtedness of customers of Grantor.

18. NOTICES. (a) All notices, requests and demands required under this Agreement must be in writing, addressed to Secured Party at the address specified in any other loan documents entered into between Grantor and Secured Party and to Grantor at the address of its chief executive office specified below or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows: (i) if personally delivered, upon delivery; (ii) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (iii) if sent by telecopy or overnight courier service, upon receipt. Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) ELECTRONIC COMMUNICATIONS. Notices and other communications to Secured Party hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Secured Party. Secured Party or Grantor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may

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be limited to particular notices or communications. Unless Secured Party otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

19. COSTS, EXPENSES AND ATTORNEYS' FEES. Grantor shall pay to Secured Party promptly upon demand the full amount of all payments, advances, charges, costs and expenses, including, to the extent permitted by applicable law, reasonable and documented attorneys' fees (to include outside counsel fees and all allocated costs of Secured Party's in-house counsel to the extent permissible), expended or incurred by Secured Party in connection with (a) the perfection and preservation of the Collateral or Secured Party's interest therein, and (b) the realization, enforcement and exercise of any right, power, privilege or remedy conferred by this Agreement, whether or not suit is brought or foreclosure is commenced, and where suit is brought, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Secured Party or any other person) relating to Grantor or in any way affecting any of the Collateral or Secured Party's ability to exercise any of its rights or remedies with respect thereto. Notwithstanding anything in this Agreement to the contrary, reasonable attorneys’ fees shall not exceed the amount permitted by law. Whenever in this Agreement Grantor is obligated to pay for the attorneys' fees of Secured Party, or the phrase "reasonable attorneys' fees" or a similar phrase is used, it shall be Grantor's obligation to pay the attorneys' fees actually incurred or allocated, at standard hourly rates, without regard to any statutory interpretation, which shall not apply, Grantor hereby waiving the application of any such statute.

20. SUCCESSORS; ASSIGNS; AMENDMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties, and may be amended or modified only in writing signed by Secured Party and Grantor.

21. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

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22. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of New York, but giving effect to federal laws applicable to national banks.

Grantor warrants that Grantor is an organization registered under the laws of Delaware.

Grantor warrants that its chief executive office (or principal residence, if applicable) is located at the following address: 10628 Science Center Drive, Suite 250, San Diego, California, 92121.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GRANTOR:

ARCTURUS THERAPEUTICS, INC.

By: [***]

Name: [***]

Title: [***]

SECURED PARTY:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: [***]

Name: [***]

Title: [***]

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